April 28, 2023

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair Investment Management, LLC proposes to amend the Management Agreement to reduce the management fee for the Funds below effective May 1, 2023 as follows:

FROM:	TO:

William Blair Small-Mid Cap Growth Fund 1.00% of average daily net assets	0.94% of average daily net assets

William Blair Small Cap Growth Fund 1.10% of average daily net assets	0.94% of average daily net assets

Attached hereto is Appendix A to the Management Agreement to reflect the revised management fees.

By signing below, William Blair Investment Management, LLC acknowledges that this amendment to the Management Agreement may be enforced against it.

WILLIAM BLAIR FUNDS

By: /s/ John M. Raczek
Name: John M. Raczek
Title: Treasurer, William Blair Funds

Accepted this 28th day of April, 2023.

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By: /s/ Cissie Citardi
Name: Cissie Citardi
Title: Partner

APPENDIX A

MANAGEMENT FEES

William Blair China Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Debt Fund:

0.65% of average daily net assets

William Blair Emerging Markets ex China Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Growth Fund:

0.94% of average daily net assets

William Blair Emerging Markets Leaders Fund:

0.94% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Growth Fund:

0.75% of average daily net assets

William Blair Institutional International Growth Fund:

0.94% of the first $1.875 billion of average daily net assets;

0.90% of the next $625 million of average daily net assets;

0.875% of the next $2.5 billion of average daily net assets;

0.85% of the next $5 billion of average daily net assets;

0.825% of the next $5 billion of average daily net assets;

0.80% of average daily net assets over $15 billion

William Blair International Growth Fund:

0.94% on the first $3 billion of average daily net assets;

0.90% of the next $2 billion of average daily net assets;

0.85% of the next $5 billion of average daily net assets;

0.825% of the next $5 billion of average daily net assets;

0.80% of average daily net assets over $15 billion

William Blair International Leaders Fund:

0.85% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Large Cap Growth Fund:

0.60% of average daily net assets

William Blair Mid Cap Growth Fund:

0.90% of average daily net assets

William Blair Mid Cap Value Fund:

0.70% of average daily net assets

William Blair Small Cap Growth Fund:

0.94% of average daily net assets

William Blair Small Cap Value Fund:

0.75% of average daily net assets

William Blair Small-Mid Cap Core Fund:

0.90% of average daily net assets

William Blair Small-Mid Cap Growth Fund:

0.94% of average daily net assets